Exhibit (a)(3)


                             CERTIFICATE OF TRUST

                                      OF

                      XYZ EXCHANGEABLE SECURITIES TRUST


     This Certificate of Trust of XYZ Exchangeable Securities Trust (the "Trust") is being duly executed and filed by the undersigned trustees of the Trust, dated as of October 24, 1997, for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.
                                                               ---- --
Section 3801 et seq.
             -- ----

     The undersigned hereby certify as follows:

     1.   Name.  The name of the business trust is "XYZ Exchangeable
          ----
Securities Trust".

     2.   Registered Office; Registered Agent.  The business address of the
          -----------------------------------
registered office of the Trust in the State of Delaware is One Rodney Square, 10th Floor, 10th and King Streets, in the City of Wilmington, County of New Castle 19801. The name of the Trust's registered agent at such address is RL&F Service Corp.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
          --------------
filing in the Office of the Secretary of State of the State of Delaware.

     4.   Other Matters.  The Trust will be a registered investment company
          -------------
under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned, being trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                      By: /s/ Donald J. Puglisi
                                          ___________________________________
                                          Donald J. Puglisi, as Trustee


                                      By: /s/ William R. Latham III
                                          ___________________________________
                                          William R. Latham III, as Trustee


                                      By: /s/ James B. O'Neill
                                          ___________________________________
                                          James B. O'Neill, as Trustee